                                                                    EXHIBIT 23.2

                         CONSENT OF ARTHUR ANDERSEN LLP

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into Suiza Foods Corporation's previously filed Registration Statement on Form S-4, as amended by Post-Effective Amendment No. 1 (Registration No. 333-29741), Registration Statement on Form S-3, as amended by Pre-Effective Amendment No. 1 (Registration No. 333-45749), Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 2 (Registration No. 333-13119), Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 1 (Registration No. 333-29207), Registration Statement on Form S-3 (Registration No. 333-34133), Registration Statement on Form S-8 (Registration No. 333-11185), Registration Statement on Form S-8 (Registration Statement No. 333-28019), Registration Statement on Form S-8 (Registration No. 333-28021), and Registration Statement on Form S-8 (Registration No. 333-41353).


                                       ARTHUR ANDERSEN LLP


Dallas, Texas
March 30, 1998